SECOND AMENDED BYLAWS

OF

AMERICAN HOUSING INCOME TRUST, INC.

(hereinafter called the “Corporation”)

Effective as of March 13, 2017

RECITAL

These Bylaws supersede all prior Bylaws of the Corporation. As of the adoption date of these Bylaws, the Board of Directors is coordinating the consent of the majority of shareholders to approve the amendment of the Articles of Incorporation to be consistent with these Bylaws. Until such time of amendment, these Bylaws shall govern any conflict, unless otherwise prohibited under Maryland law.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation within the State of Maryland shall be with its Resident Agent.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Maryland, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date and at such time during the month of May as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of such meeting not less than ten nor more than ninety days before the date of the meeting. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Charter, special meetings of shareholders, for any purpose or purposes, may be called by any of (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Board of Directors or (iv) the Secretary on the written request of shareholders owning at least thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, which request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon at such meeting. At a special meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Written notice of a special meeting stating the place, date and hour of the meeting as determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and the purpose or purposes for which the meeting is called shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before the date of the meeting to each shareholder entitled to vote at such meeting and each shareholder entitled to notice of such meeting.

SECTION 4. QUORUM. Except as otherwise required by law or by the Charter, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is to a date more than one hundred twenty (120) days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

SECTION 5. PROXIES. Any shareholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing signed by such shareholder or by his or her agent hereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period.

SECTION 6. VOTING. At all meetings of the shareholders at which a quorum is present, except as otherwise required by law, the Charter or these Bylaws, any question brought before any meeting of shareholders shall be decided by the affirmative vote of a majority of the total number of votes cast by holders of stock entitled to vote on such question, voting as a single class. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 7. NATURE OF BUSINESS AT MEETINGS OF SHAREHOLDERS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders, except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

For purposes of this Section 7, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SECTION 8. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive any dividend or other distribution or any allotment of other rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the close of business on the day on which the record date is fixed and which record date: (a), in the case of any meeting of shareholders or adjournment thereof, shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting; and (b), in the case of any other action, shall not be more than ninety days prior to such other action. If no record date is fixed: (x) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the thirtieth day before the meeting; and (y) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. CONDUCT OF VOTING At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the Chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the Chairman of the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the shareholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of shareholders, the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

SECTION 10. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if there is filed with the records of meetings of shareholders a written consent of the majority vote of shareholders entitled to vote on the matter.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND ELECTION OF DIRECTORS.

(a) The Board of Directors shall consist of not less than 3 nor more than 15 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 4 of this Article III, directors shall be elected by the shareholders at the annual meetings of shareholders, and each director so elected shall hold office until such director's successor is duly elected and qualifies, or until such director's earlier death, resignation or removal (whether through these Bylaws or agreement between the director and the Corporation). Directors need not be shareholders.

(b)        Except as provided in Section 4 of this Article III with respect to vacancies, each director shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(c)        In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors (or such other Committee designated by the Board of Directors pursuant to Article III, Section 12 of these Bylaws) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendations, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

(d)        If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 4 of these Bylaws or may decrease the size of the Board pursuant to the provisions of Article III, Section 1 of these Bylaws.”

SECTION 2. CHAIRMAN OF THE BOARD. The Board of Directors shall elect one of its members to be the Chairman of the Board for such term of office as the Board of Directors shall determine (subject to re-election as necessary at the annual meetings of shareholders). The Chairman of the Board shall hold office until his or her successor is elected by the Board of Directors, or until his or her earlier resignation or removal. The Chairman of the Board may be removed at any time without cause by the affirmative vote of a majority of the entire Board of Directors. The Chairman of the Board shall not be deemed to be an officer of the Corporation unless he or she also holds one of the positions set forth in Article IV hereof. The Chairman of the Board may be an independent member of the Board of Directors for purposes of the rules of The New York Stock Exchange or otherwise.

The Chairman of the Board shall preside at all meetings of the shareholders of the Corporation and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

In the absence of the Chairman of the Board, the Board of Directors may appoint a Deputy Chairman of the Board to act in the place of the Chairman of the Board and with such duties as the Board of Directors may assign to him or her.

SECTION 3. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election and qualified to serve as directors of the Corporation, except as may be otherwise provided in the Charter (with respect to the right of holders of common stock or preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances). Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a), in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (b), in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.

To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

For purposes of this Section 3, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 4. VACANCIES. Subject to the terms of any one or more classes or series of common stock or preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The shareholders may elect to fill a vacancy on the Board of Directors which results from the removal of a Director. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock or common stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Charter.

SECTION 5. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the shareholders.

SECTION 6. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, the Deputy Chairman of the Board, if there be one or, in the absence of the Deputy Chairman of the Board, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and, in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

SECTION 7. REMOVALS OF DIRECTORS. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter, or as set forth in any agreement between the director and the Corporation.

SECTION 8. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the directors then in office. Notice of every regular or special meeting of the Board stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or electronic transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 9. QUORUM. Except as may be otherwise required by law and the Charter or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which there is a quorum shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

SECTION 10. ACTIONS OF BOARD. Unless otherwise provided by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the majority of members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee.

SECTION 11. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Charter or these Bylaws, members of the Board of Directors, or any committee thereof, may (and, at the request of any such member, shall be given an opportunity to) participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

SECTION 12. COMPENSATION. To the extent not included in any agreement between a director and the Corporation, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

SECTION 13. ENTIRE BOARD OF DIRECTORS. As used in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding anything to the contrary provided herein, if at any time the number of directors actually holding office do not constitute the requisite percentage of the entire Board of Directors necessary to take action as provided in these Bylaws, then any action required to be taken on such item shall be taken by an affirmative vote of 65% of the directors then in office.

ARTICLE IV

COMMITTEES

SECTION 1. COMMITTEES GENERALLY. (i) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint one or more committees of one or more of the directors of the Corporation; (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in these Bylaws or in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available directors shall constitute an Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the Charter and By-Laws. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

SECTION 2. REAL ESTATE COMMITTEE. The Real Estate Committee (“REC”) is formed for the purpose of managing all business-related matters regarding the Corporation’s real estate holdings set forth in its Registration Statement on Form S-11, as amended, and any intellectual property associated with the real estate holdings and any real estate acquired by the Corporation (or rights in real estate) after effectiveness of the Registration Statement on Form S-11, as amended (hereinafter collectively referred to as the “Properties”). In connection with the REC’s management of the Properties, the REC shall have the authority to exercise any/all powers of the Board of Directors as identified herein. Additionally, (a) The Real Estate Committee shall control the management of the Properties; (b) The Real Estate Committee shall have exclusive decision-making authority on all aspects of the Properties, including but not limited to, selling, refinancing, exchanging or otherwise disposing of the Properties; (c) The Real Estate Committee shall have exclusive control over the bank accounts titled to American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Corporation, and (i) ARP Borrower, LLC, (ii) ARP Borrower II, LLC, (iii) AHIT Valfre, LLP and (iv) AHIT NM Properties, LLP; (d) The Real Estate Committee shall appoint its directors, agents and contractors exercising its sole discretion (“Committee Members”), and the Committee Members shall be responsible for all financial reporting to the Board of Directors in order for the Corporation to meet its reporting obligations under the 1934 Securities Exchange Act; and (e) The Real Estate Committee shall take any other action it deems necessary and proper to protect the Properties, and the Board of Directors authorizes the use of funds of the Corporation to protect the value of the Properties. Any limitations on the Corporation’s disposition of assets shall not apply to the Real Estate Committee’s management of the real estate assets.

SECTION 3. GOVERNANCE OF THE REAL ESTATE COMMITTEE. The REC shall have three (3) Directors serve as Committee Members. Any Director elected or appointed to the Board of Directors is eligible to serve as a Committee Member. The Committee Members shall be selected by a majority vote of the Board of Directors. Once appointed, Committee Members may not be removed by the Board of Directors at any time. However, any compensation of the Committee Members must be approved by the majority vote of the Board of Directors and Committee Members with the Board of Directors waiving any conflicts of interest in a Committee Member voting for his or her compensation. In the event a Committee Member resigns or is terminated through the majority vote of the Committee (with or without cause), the remaining Committee Members shall appoint a new Committee Member in the manner outlined in Article III, Section 1 of these Bylaws. In the event all Committee Members resign without electing replacement Committee Members, the Board of Directors shall appoint new Committee Members pursuant to Article IV Section 1 of these Bylaws.

SECTION 4. DISOLUTION OF REAL ESTATE COMMITTEE. The REC will dissolve automatically (1) upon the liquidation of all of the Corporation’s Properties, or (2) unanimous vote of the Committee Members. The REC may not be dissolved by any action of the Board of Directors.

OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall include (i) a Chief Executive Officer, (ii) a President, (iii) a Secretary and (iv) a Treasurer, each of whom shall be elected by the Board of Directors and shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors. The Board of Directors may also elect or appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may determine from time to time. The Board may designate one or more of its officers to serve as the Corporation’s Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer and such other such roles as the Board may determine from time to time.

The Chief Executive Officer and the President may each appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as either of them may determine from time to time; and the Chief Operating Officer may appoint one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers of the Corporation below the level of Senior Vice President as he or she may determine from time to time.

Each officer of the Corporation shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws, and as set forth in any agreement for services rendered on behalf of the Corporation, where applicable, and as shall be determined from time to time (i) by the Board of Directors, if such officer was elected by the Board of Directors, the Chief Executive Officer, the President, or the Chief Operating Officer, (ii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iii) by the President if such officer was appointed by the President or the Chief Operating Officer, or (iv) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer. Any two or more offices may be held by the same person.

SECTION 2. REMOVAL/RESIGNATION. Unless specifically set forth in any officer agreement, all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal and any officer may be removed at any time (i) by the affirmative vote of a majority of the entire Board of Directors, (ii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iv) by the President if such officer was appointed by the President or the Chief Operating Officer, or (v) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer.

SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Operating Officer or any Executive Vice President, and any such officer may in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. Shares of the Corporation's own stock owned directly or indirectly by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time unless such shares are held by the Corporation in a fiduciary capacity.

SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be responsible for the overall strategies of the business. The Chief Executive Officer will report to the Corporation’s Board of Directors. The Chief Executive Officer will coordinate and manage the efforts of the Corporation’s senior executives to develop and achieve the firm's current and long-term objectives and vision. The Chief Executive Officer is responsible for the operating policies and procedures for the organization. The Chief Executive Officer is the senior firm representative to its clients, the financial community, and the general public.

SECTION 5. PRESIDENT. In most cases, the President shall also be the Chief Executive Officer and in such cases shall have the powers of the Chief Executive Officer. In the event the President is not also the Chief Executive Officer, the President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, Chief Executive Officer or the Board of Directors.

SECTION 6. CHIEF OPERATING OFFICER. The Chief Operating Officer shall direct, oversee, and coordinate the activities of the Corporation to achieve goals and objectives and to implement policies established by the Chief Executive Officer, the President and the Board of Directors. The Chief Operating Officer shall play a significant role in supporting the Chief Executive Officer and the President in advancing the Corporation’s relationship with its clients, its shareholders, and the financial community. The Chief Operating Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Chief Executive Officer, the President, or by the Board of Directors.

SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the the Board of Directors, Chief Executive Officer, or the President.

SECTION 8. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, MANAGING DIRECTORS, PRINCIPALS AND VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Managing Director, Principal or other Vice President shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer, or the President, as provided in Section 1 of this Article IV.

SECTION 9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation.

SECTION 11. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, or the Secretary and, in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 14. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, or the Treasurer and, in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under control of the Assistant Treasurer belonging to the Corporation.

SECTION 15. CONTRACTS AND DOCUMENTS. Each officer of the Corporation shall possess the power to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed or signed. Each officer of the Corporation shall be responsible for executing such power in accordance with any applicable internal authority or approval policies and otherwise to the extent consistent with the responsibilities of his or her position on behalf of the Corporation.

To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any employee or agent of the Corporation to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

A person who holds more than one office in the Corporation may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.

ARTICLE V

STOCK

SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have certificates which represent and certify the shares of stock of the Corporation owned of record by such shareholder. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder to whom it is issued, the class of stock and number of shares represented by the certificate and, on its back, a statement that the Corporation shall furnish on request and without charge a full statement of any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and, in the case of preferred stock or a special class in a series, the differences in the relative rights and preferences between the shares of each series to the extent that they have been set and the authority of the Board of Directors to set the relative rights and preferences of a subsequent series, and shall otherwise be in such form, not inconsistent with the Maryland General Corporation Law (the "MGCL") and the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.

SECTION 2. SIGNATURES. Each such certificate shall be signed, in the name of the Corporation, (i) by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or an Executive Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock in the Corporation owned of record by such holder. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 3. LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES. The Board of Directors or any officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

SECTION 1. NOTICES. Whenever written notice is required by law, the Charter or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given by hand-delivery, telecopier or air courier, and in the case of a notice to a shareholder may be given by hand-delivery or mail, addressed to such director, member of a committee or shareholder, at such person's address or telecopy number as it appears on the records of the Corporation, as the case may be, with any charges therefor being prepaid, and such notice shall be deemed to be given at the time personally delivered if delivered by hand; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip relating thereto, if telecopied; on the third business day after delivery to the air courier for courier delivery, if sent by air courier; and at the time when the same shall be deposited with the United States Mail, if sent by mail.

SECTION 2. WAIVERS OF NOTICE.

(a) Whenever any notice is required by law, the Charter or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Charter or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Subject to the requirements of the MGCL and the provisions of the Charter, dividends upon the stock of the Corporation may be authorized by the Board of Directors at any regular or special meeting of the Board of Directors and may be paid in cash, in property, or in shares of the Corporation's capital stock.

SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year.

SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 5. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

SECTION 6. MAIL. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 7. ELECTRONIC TRANSMISSIONS. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

SECTION 8. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

SECTION 9. LIMITATIONS ON TRANSFERS OF ASSETS. In addition to any limitations identified in these Bylaws or in the Articles of Incorporation, as amended, or powers expressly reserved for Committees as outlined in Article IV of these Bylaws, the Corporation may only sell, dispose of, transfer, or convey company assets subject to: (1) a majority recommendation from the Board of Directors, and (2) approval by a “super majority” of the shareholders (defined as two-thirds majority or 66% vote of the issued and outstanding shares entitled to vote on any measure related to the transfer) in favor of such disposition. This limitation shall in no way limit the ability of the Company to issue stock pursuant to these Bylaws or the Articles of Incorporation, and shall not limit the power of the Real Estate Subcommittee in its management and disposition of the Corporation’s real estate assets.

SECTION 10. FURTHER AMENDMENTS TO THE BYLAWS. Article IV Sections 2-4 and Article VII Section 9 of these Bylaws may only be amended by unanimous approval of the Board of Directors, which includes votes of the Real Estate Committee. This Section shall in no way limit the ability of the Board of Directors to conduct any other business of the Company or make any other amendments to these Bylaws.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS. Subject to Section 2 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively a "Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii), in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful ((i), (ii) and (iii) collectively "Improper Conduct"). The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that such person committed Improper Conduct. The termination of any Proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that such person committed Improper Conduct.

SECTION 2. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such director or officer did not commit Improper Conduct. Such determination shall be made (i) by a majority vote of a quorum consisting of directors who are not parties to such Proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more directors who are not parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which the designated directors who are parties to such Proceeding may participate, (ii) by written opinion of special legal counsel selected by the Board of Directors or a committee of the Board as set forth in (i) of this Section 2 or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board of Directors in which directors who are parties to such Proceedings may participate or (iii) by the shareholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 3. DIRECTORS' RELIANCE ON REPORTS. For purposes of any determination under Section 2 of this Article VIII, a director shall be deemed not to have committed Improper Conduct if (i), in performing his or her duties, such director relied on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by (A) an officer or employee of the Corporation whom such director reasonably believed to be reliable and competent on the matters presented, (B) a lawyer, public accountant or other person, as to a matter which such director reasonably believed to be within the person's professional or expert competence or (C) a committee of the Board of Directors on which such director did not serve, as to a matter within its delegated authority, if such director reasonably believed the committee to merit confidence; and (ii) such director did not have any knowledge concerning the matter in question which would cause such reliance to be unwarranted. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a director may be deemed to not have committed Improper Conduct.

SECTION 4. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 2 of this Article VIII, and notwithstanding the absence of any determination thereunder, a court of appropriate jurisdiction, upon application of an officer or director and such notice as the court shall require, may order indemnification in the following circumstances: (i) if it determines that an officer or director has not committed Improper Conduct, the court shall order indemnification, in which case the officer or director shall be entitled to recover the expenses of securing such reimbursement; or (ii) if it determines that the officer or director is fairly and reasonably entitled to indemnification, whether or not the officer or director has committed Improper Conduct or, in a Proceeding charging improper personal benefit to the officer or director, such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received, the court may order such indemnification as the court shall deem proper, provided, however, that such indemnification shall be limited to expenses with respect to (x) any Proceeding by or in the right of the Corporation or (y) any Proceeding charging improper personal benefit to the officer or director, where such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received.

SECTION 5. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director or officer of such director's or officer's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and (ii) a written undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 6. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter or any Bylaw, agreement, contract, vote of shareholders or directors, an agreement or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the MGCL, or otherwise.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

SECTION 9. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 10. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 11. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

SECTION 12. ENFORCEABILITY. This Article VIII shall be deemed to grant each person who, at any time that this Article VIII is in effect serves in any capacity which entitles such person to indemnification hereunder, the right to enforce the provisions of this Article VIII against the Corporation, and any repeal or modification of this Article VIII or any repeal or modification of the MGCL or any other applicable law shall not limit any rights under this Article VIII then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification and advancement of expenses for proceedings commenced after such repeal or modification to enforce this Article VIII with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

RATIFIED AND APPROVED BY THE BOARD OF DIRECTORS:

/s/Michael Ogburn_____________

MICHAEL OGBURN

CHAIRMAN OF THE BOARD DIRECTOR

/s/ Sean Zarinegar_____________

SEAN ZARINEGAR

REAL ESTATE COMMITTEE

/s/ Joaquin Flores______________

JOAQUIN FLORES

DIRECTOR DIRECTOR

/s/ ABSTAINING_______________

LES GUTIERREZ

REAL ESTATE COMMITTEE

/s/ Brian Werner_______________

BRIAN WEIRNER

DIRECTOR DIRECTOR

/s/ Kenneth Hedrick____________

KENNETH HEDRICK

REAL ESTATE COMMITTEE

Dated: March 13, 2017

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